Exhibit 10.1
Trademark License Agreement

This Trademark License Agreement (this “Agreement”) is made as of February 19, 2008, between George Foreman Ventures LLC (“Licensor”), on the one hand, and George Foreman and George Foreman Productions, Inc. (collectively, “Licensee” and together with Licensor, the “Parties”), on the other hand.

Section 1 Definitions.

1.1 The Property: The name, image, signature, and likeness of the celebrity George Foreman (approved as herein provided).

1.2 The Articles: Personal Care Products, which are defined as "All products used for massaging, personal and oral hygiene, cosmetics, fragrances, skin care, hair care, health diagnostics, muscle and joint health products (non-ingestible), but specifically excluding any exercise equipment.”

1.3 The Territory: United States and Canada.

1.4 Advertising Materials: Any artwork, labeling, packaging, design, copy, text, and other promotional or advertising material of any sort, utilizing the Property.

1.5 Products: Articles manufactured and sold utilizing the Property.

Section 2 Grant and Services.

2.1 Licensor hereby grants to Licensee the exclusive license during the Term, to use the Property in connection with the manufacture, distribution, sale, advertising, promotion and other exploitation of the Products throughout the Territory.

2.2 The Term hereof shall be the period commencing on the effective date hereof and continuing for ten (10) years thereafter. Provided Licensee is not in default of this Agreement, Licensee shall have the right to extend the term of this License for ten (10) additional years upon written notice to Licensor prior to the termination of this License.

Section 3 Consideration.

3.1 In consideration of the license granted herein, and provided Licensor is not in material breach hereof, (a) Licensee shall provide or cause to be provided to the Licensor, its affiliate(s) or any licensee(s) thereof, the personal services of George Foreman for three (3) additional days per year (in addition to any such personal services previously agreed to be so provided) which additional personal services, for the avoidance of doubt, are more fully described in the Services Agreement of even date herewith between Licensor and Licensee.

Section 4 Compliance. The Products shall be manufactured in compliance with the following:

4.1 All requirements of the Fair Labor Standards Act, as amended (the AFLSA"), and all regulations and orders of the U.S. Department of Labor issued in accordance thereof;

4.2 Federal, state and local laws pertaining to child labor, minimum wage and overtime compensation; and

4.3 With respect to Products (including components thereof) manufactured outside the United States, the wage and hour laws of the country of manufacture and without the use of child, prison or slave labor.

Section 5 Representations and Warranties.

5.1 Licensor represents and warrants that it is fully authorized to enter into and perform this Agreement.

5.2 Licensee represents and warrants that it is fully authorized to enter into and perform this Agreement.

5.3 Licensor and Licensee agree to defend, indemnify and hold each other harmless against any and all loss, damage and expense, including attorneys fees and costs arising out of any claims that may be instituted against them by reason of any breach or alleged breach of their respective warranties, representations or agreements hereunder.

5.4 The provisions of this paragraph shall survive the expiration or termination of this Agreement.

Section 6 Termination.

6.1 If Licensee, or any one of them, shall at any time breach any of their material obligations hereunder or under any other agreement with Licensor or its affiliates and Licensee shall fail to reasonably commence to remedy such default within thirty (30) days after written notice thereof by Licensor, then Licensor may, at its option, terminate this Agreement and the license granted herein by notice to that effect.

6.2 Nothing in this Agreement will be construed to require Licensee to transfer to Licensor any trademarks and/or copyrights in the Products, Advertising Materials and/or any artwork and/or material used in connection with the Products, and/or any materials which were not supplied by Licensor hereunder, and all such materials shall remain the sole property of Licensee. Excluding the Property, any and all trademarks, trade names, slogans, designs, copyrights and methods used in or in connection with the manufacture, sale or advertisement of the Articles, shall notwithstanding the termination or expiration of this Agreement, be and remain the sole property of Licensee.

6.3 Notwithstanding any other provision of this Agreement, the License granted herein shall terminate if Licensee does not actively use the Property in connection with the manufacture, distribution, sale, advertising, promotion, or other exploitation of the Products in any period of eighteen (18) consecutive months or for twenty four (24) total months (not necessarily consecutive) in the initial ten year Term.

Section 7 Miscellaneous.

7.1 This Agreement may be executed in several counterparts, each of which will be deemed an original but all of which will constitute one and the same.

7.2 This Agreement supersedes any and all other agreements, either oral or written, between such parties with respect to the subject matter hereof.

7.3 Wherever possible, each provision hereof shall be interpreted in such manner as to be effective and valid under applicable law, but in case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such provision shall be ineffective to the extent, but only to the extent, of such invalidity, illegality or unenforceability without invalidating the remainder of such invalid, illegal or unenforceable provision or provisions or any other provisions hereof, unless such a construction would be unreasonable.

7.4 Licensor agrees that during the Term of this Agreement, it shall not use, nor shall it permit any other person/entity to use, the Property to manufacture, promote, distribute, market, advertise and/or sell Personal Care Products.

7.5 This Agreement may be amended only by a written agreement executed by both Parties.

7.6 This Agreement may be assigned by Licensee and will be binding upon and shall inure to the benefit of the Parties, and their respective successors and assigns. Licensee may enter into agreement(s) with third parties to license the rights and obligations granted to it under this Agreement.

7.7 This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be wholly performed therein. The Parties hereby consent to the exclusive venue and personal jurisdiction in the Supreme Court of the State of New York or any United States District Court within the State of New York and courts with appellate jurisdiction therefrom.

7.8 Nothing contained herein shall constitute this arrangement to be employment, a joint venture or a partnership.

7.9 The failure of either Party to exercise in any respect any right provided for herein shall not be deemed a waiver of any right hereunder. The headings of sections and other subdivisions of this Agreement are for convenient reference only, and shall not be used in any way to govern, limit, modify or construe this Agreement or otherwise be given any legal effect.

7.10 All notices hereunder shall be in writing addressed to the Party at the addresses below and shall be given by personal delivery, overnight delivery, certified mail, return receipt requested, or by facsimile transfer with a confirmation copy sent by regular first class mail.

Licensee: [ADDRESS]

Licensor: 100 North Wilkes-Barre Blvd., 4th Floor, Wilkes-Barre, PA 18702, attention: Richard L. Huffsmith, Esq.

IN WITNESS WHEREOF, the Parties have duly executed this Trademark License Agreement as of the date set forth above.

GEORGE FOREMAN PRODUCTIONS, INC.

By: ___________________________________
Name: _________________________________
Title: __________________________________

_______________________________________
George Foreman

GEORGE FOREMAN VENTURES LLC

By: ___________________________________
Name: _________________________________
Title: __________________________________